Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain confidential information has been excluded from this document because Pixie Dust Technologies, Inc. (“Pixie”) has determined that the information (i) it is both not material and (ii) is the type that Pixie treats as private or confidential. Such information is marked in the document by exhibit with an asterisk [**].

Exhibit 10.7

COLLABORATION AGREEMENT

Pixie Dust Technologies, Inc. (hereinafter referred to as “Pixie”), SHIONOGI HEALTHCARE CO., LTD. (hereinafter referred to as “Shionogi Healthcare”) and Shionogi & Co., Ltd. (hereinafter referred to as “Shionogi”) agreed as follows concerning a business alliance (hereinafter referred to as the “Business Alliance”) in the research and development of the Product and the Service set forth in Article 2 hereof, and enter into this Collaboration Agreement (hereinafter referred to as this “Agreement”).

(Background of this Agreement)

Article 1 As a premise for entering into this Agreement, Pixie, Shionogi Healthcare and Shionogi shall recognize the backgrounds listed in the following items and mutually confirm that the parties enter into this Agreement based on the said backgrounds.

(1)	Pixie and Shionogi entered into the Implementation Verification Agreement dated February 25, 2020 to examine projects that will lead to commercialization using the technology owned by Pixie.

(2)

After the completion of the above implementation verification, Pixie and Shionogi entered into the Joint Research and Development Agreement dated November 24, 2020 and the Joint Research and Development Agreement dated December 27, 2021, and conducted joint research and development on a project to improve cognitive functions of dementia patients through sound control.

(3)

Based on the Basic Agreement on Sales Alliance concluded between Pixie and Shionogi Healthcare dated June 21, 2022 and the Basic Agreement on Business Alliance concluded between Pixie and Shionogi dated June 21, 2022, Pixie, Shionogi Healthcare and Shionogi have discussed further research and development using the results obtained from the above joint research and development, and the terms and conditions of business alliance in commercialization.

(4)

As a result of the above-mentioned discussions, Pixie, Shionogi Healthcare and Shionogi have agreed to jointly conduct research and development and business related to the Product and the Service as set forth in Article 2, and entered into the Collaboration Agreement dated September 21, 2022 (hereinafter referred to as the “Original Agreement”).

(5)

After the execution of the Original Agreement, Pixie, Shionogi Healthcare and Shionogi agreed to continue discussions on the roles and other terms and conditions of each party with respect to the Product and the Service, and to update the content of the Original Agreement. As a result, Pixie, Shionogi Healthcare and Shionogi entered into this Agreement setting forth basic matters after the renewal in the business alliance.

(6)

Upon execution of this Agreement, Pixie, Shionogi Healthcare and Shionogi shall cooperate closely with each other and endeavor to maximize the benefits of all of the parties on the basis that the parties are equal and fair.

(Definition)

Article 2 In this Agreement, the following terms shall have the meanings set forth below:

(1)	“Product” means a speaker (Product name: kikippa) equipped with gamma wave modulation technology that induces gamma waves by sound stimulation, as described in Exhibit 2 “Product Specifications”.

(2)	“Service” means the monthly service for using the Products as set forth in Exhibit 2 “Product Specifications”.

(3)

“Research and Development” means research and development related to the Product and the Service, including research and development related to gamma-band electroencephalography (EEG) stimulation and cognitive improvement by 40 Hz sound modulation.

(4)

“Intellectual Property” means an invention, device, new variety of plants, design, circuit diagram, work and other product produced by the creative activities of human beings (including discovered or solved laws of nature or phenomena that are industrially applicable), trademark, trade name and other indication of goods or services used in business activities, know-how, trade secret and other technical or business information useful for business activities.

(5)

“Intellectual Property Right” means a patent right, utility model right, breeder’s right, design right, copyright, trademark right, and layout-design exploitation right, as well as the right to obtain a patent, the right to obtain a utility model registration, the position to obtain a variety registration, the right to obtain a design registration, the right to obtain a trademark registration, the right to obtain a registration of establishment of a layout-design exploitation right, and rights equivalent to these rights in foreign countries.

(6)

“Applications, etc.” shall mean applications for patent rights, utility model rights, trademark rights and design rights, applications for registration of establishment for layout-design exploitation rights, applications for variety registration for breeder’s rights, and applications, registrations, and applications (including provisional applications) for rights equivalent to the aforementioned rights in foreign countries.

(7)

“Profit” means the amount obtained by deducting manufacturing or purchasing costs and selling expenses (marketing expenses, sales promotion expenses, advertising expenses, call center expenses, settlement fees, distribution expenses (warehouse storage expenses and picking expenses), transportation expenses, etc.) from the total sales amount of the corresponding party.

(Purpose)

Article 3 The purpose of this Agreement shall be to determine basic matters concerning business alliance between Pixie, Shionogi Healthcare and Shionogi in the implementation of business relating to the Product and the Service as well as the implementation of the Research and Development.

2

Pursuant to this Agreement, Pixie shall conduct the Research and Development, design, manufacture, quality control of the Product, the sales pf the Product to Shionogi Healthcare, sales promotion activities and customer service partially, and provide, maintain, and operate the Service.

3

Pursuant to this Agreement, Shionogi Healthcare shall conduct sales of the Product to customers, sales promotion activities, quality assurance, customer service, and services necessary for the provision of the Service from Pixie to customers.

4	Pursuant to this Agreement, Shionogi shall conduct the Research and Development.

(Individual Agreement)

Article 4 Based on orders from Shionogi Healthcare, Pixie shall supply and sell the Product to Shionogi Healthcare in accordance with the conditions agreed upon in accordance with paragraph 2 of this article.

2

Detailed terms and conditions relating to the Product supplied by Pixie to Shionogi Healthcare (including, but not limited to, terms and conditions relating to order date, description and quantity of the Product, delivery date, delivery method, expenses associated with shipment, delivery location, acceptance conditions, inspection completion date, and sales price) shall be stipulated under an individual agreement, excluding those stipulated under this Agreement.

3

The details of an individual agreement shall be regulated by a purchase order (including a purchase order transmitted by email) separately delivered by Shionogi Healthcare to Pixie, and an individual agreement shall be executed when Pixie has delivered to Shionogi Healthcare a written acceptance of such purchase order or when Pixie has manifested its intention to accept such purchase order by email. Pixie shall notify Shionogi Healthcare of its intention to accept or reject a purchase order placed by Shionogi Healthcare within five (5) business days after receiving such order. If such notification is not made to Shionogi Healthcare within such period, such order shall be deemed to have been accepted by Pixie.

4.

If the contents of an individual agreement are inconsistent with those of this Agreement, unless it is expressly indicated in the individual agreement that the provisions of the individual agreement prevail over those of this Agreement, in principle, the provisions of this Agreement shall prevail.

5

Even in the case where the term of this Agreement expires, an individual agreement shall remain in effect (excluding cases in which the individual agreement is separately terminated or cancelled) and the provisions of this Agreement shall remain in effect to the extent related to such individual agreement.

(Terms and Conditions of Transactions)

Article 5 Details of transaction conditions such as prices of the Product supplied from Pixie to Shionogi Healthcare shall be as set forth in Exhibit 1 “Transaction Conditions”.

2

Pixie and Shionogi Healthcare shall discuss whether or not it is necessary to change transaction conditions for a specified period prior to the renewal of the contract term of this Agreement, and shall determine transaction conditions by two (2) months prior to the renewal of this Agreement.

3

In case that it is necessary for Pixie and Shionogi Healthcare to change the specifications of the Products or the selling price thereof to customers, Pixie and Shionogi Healthcare shall promptly consult with each other regardless of contract term of this Agreement and determine the terms and conditions of transactions between Pixie and Shionogi Healthcare by one (1) month prior to the application of the terms and conditions after the change. In addition, in case that it is necessary for Pixie or Shionogi Healthcare to change specifications or sales prices, etc. for customers that have a significant impact on Pixie or Shionogi Healthcare, Pixie or Shionogi Healthcare shall request the other party to have a consultation no later than two (2) months prior to the application of the changed conditions.

4	[**]

(Due Date, etc.)

Article 6 Delivery conditions such as the delivery date, delivery method, costs associated with shipping, and delivery location for Product supplied from Pixie to Shionogi Healthcare shall be separately regulated under an individual agreement.

2

With respect to the Product delivered to Shionogi Healthcare, in case that all or part of the Product have been lost or damaged prior to completion of acceptance of the Product as set forth in Article 7, except for cases attributable to Shionogi Healthcare, such loss or damage shall be borne by Pixie, and in case that all or part of the Product have been lost or damaged after completion of acceptance of the Product, except for cases attributable to Pixie, such loss or damage shall be borne by Shionogi Healthcare.

3.	The ownership of the Product shall be transferred to Shionogi Healthcare upon completion of the acceptance of the Product in accordance with the provisions of Article 7.

(Inspection and Acceptance)

Article 7 Shionogi Healthcare shall inspect whether or not the Products purchased from Pixie conform to this Agreement and Individual agreements within five (5) business days from the day of receipt thereof, and in case that the Products have passed the inspection, Shionogi Healthcare shall notify Pixie of the acceptance thereof.

2

Unless otherwise agreed upon between Pixie and Shionogi Healthcare, the inspection set forth in the preceding paragraph by Shionogi Healthcare shall be conducted based on confirmation of the quantity, appearance, etc. of packaged Products.

3

In case that Shionogi Healthcare has discovered non-conformity with the Products delivered as a result of the inspection set forth in paragraph 1, Shionogi Healthcare may, after notifying Pixie of the non-conformity within five (5) business days, request Pixie to remedy the non-conformity by repairing the Products, delivering substitute Products, or delivering deficient Products, and Pixie shall respond thereto through a reasonable method of remedy selected by Shionogi Healthcare. Pixie shall bear all costs and expenses resulting therefrom, and shall compensate for any loss caused to Shionogi Healthcare due to delivery delay. However, in case that Pixie determines that subsequent completion is not possible within a reasonable period of time, Shionogi Healthcare may request a reduction of the Proceeds in lieu of such subsequent completion.

4

Acceptance of the Products shall be completed upon receipt by Pixie of the notification of acceptance set forth in paragraph 1. Provided, however, that if Shionogi Healthcare does not notify Pixie of the results of the inspection within the period set forth in paragraph 1, it shall be deemed that the inspection has been passed and acceptance of the Products shall be completed.

5

Upon request from Shionogi Healthcare or Shionogi, Pixie shall disclose the standards for delivery inspection at the manufacturing site of the Product. In addition, Shionogi Healthcare and Shionogi have the right to conduct an audit relating to the manufacturing quality of the Product and may conduct such audit by themselves or by a third party who was agreed upon with Pixie. Shionogi Healthcare and Shionogi may request Pixie to conduct random inspection of the Product, and the conditions for such inspection shall be separately discussed and determined between Pixie, Shionogi Healthcare and Shionogi.

(Payment of Sales Price)

Article 8 Pixie shall, on or before the 15th day of the following month, issue to Shionogi Healthcare a written invoice indicating the amount of the sales price of the Product for which acceptance inspection by Shionogi Healthcare has been completed in accordance with paragraph 4 of the preceding article and the payment method therefor, with the last day of each month as a cutoff day, and Shionogi Healthcare shall pay the amount stated in the written invoice to Pixie by the last day of the month following the month to which the day of receipt of the written invoice belongs.

2	The payment set forth in the preceding paragraph shall be made by Shionogi Healthcare through transfer to a bank account designated by Pixie. Transfer fees shall be borne by Shionogi Healthcare.

3

In case that Shionogi Healthcare does not pay the total amount invoiced by the due date for payment set forth in paragraph 1, Shionogi Healthcare shall pay to Pixie overdue damages calculated at an interest rate of [**]% per annum (on a per-diem basis).

(Liability for Non-Conformity to Contracts

Article 9 In case that Shionogi Healthcare has received the Products purchased from Pixie and has discovered, within one (1) year from the completion date of acceptance inspection, non-conformity with this Agreement and Individual agreements relating to the type or quantity of the subject matter of the Products that is difficult to be discovered through inspection in accordance with Article 7, Paragraph 2, Shionogi Healthcare may request Pixie to remedy the non-conformity by delivering substitute goods or delivery of deficient goods, after notifying Pixie of the specific details of such non-conformity. Pixie shall respond thereto. Any and all expenses resulting therefrom shall be borne by Pixie. However, in case that Pixie determines that subsequent completion is not possible within a reasonable period of time, Shionogi Healthcare may request a reduction of the Proceeds in lieu of such subsequent completion.

2

Upon receipt of the Products purchased by Shionogi Healthcare from Pixie, if any defect (s) related to the quality of the Products (including cases where the Products do not operate normally when used in accordance with normal usage) is discovered within one (1) year from the completion date of acceptance inspection, Shionogi Healthcare may request Pixie for repair or replacement of the Products, or for a partial refund of the Products in a reasonable manner agreed upon between Pixie and Shionogi Healthcare, and Pixie shall accept the request. Any and all expenses resulting therefrom shall be borne by Pixie. The measures to be taken if non-conformance with the Agreement is discovered in the Products one year after the completion date of acceptance inspection shall be separately discussed and agreed upon between Pixie and Shionogi Healthcare.

3	The liability assumed by Pixie to Shionogi Healthcare for non-conformity of the Products shall be limited to the liability set forth in this article.

(Product Liability)

Article 10 In case that the life, body, or property of a third party is damaged due to a defect in the Product (meaning the “Defect” as defined under Article 2, Paragraph 2 of the Product Liability Act; the same shall apply hereinafter), Pixie shall be liable for compensation for such damage and shall also be liable for compensation for damage caused to Shionogi Healthcare (including expenses required for resolution of disputes with the third party, recall or repair of the Product, etc.). However, this shall not apply to damages caused to Pixie, Shionogi Healthcare, or a third party due to Shionogi Healthcare’s sales method, storage method, etc., or other responsibilities of Shionogi Healthcare and Shionogi Healthcare shall be responsible for compensation for such damages.

2

In case that Pixie or Shionogi Healthcare has discovered any defect in the Product or the likelihood thereof, or in case that Pixie or Shionogi Healthcare has been filed a lawsuit or other dispute or received any other claim of rights arising due to such defect, Pixie or Shionogi Healthcare shall immediately notify the other party of such fact and details thereof. In such case, Shionogi Healthcare shall not undertake negotiation, settlement, or any other response independently.

3

In case that it has been discovered that there is a defect or a likelihood thereof in Product and it is necessary to recall Product sold to a customer (meaning a third party other than Pixie, Shionogi Healthcare, and Shionogi who is the counterparty to sales, etc. of Product by Pixie or Shionogi Healthcare ; the same shall apply hereinafter), Pixie and Shionogi Healthcare shall immediately notify the counterparty in writing (including by electromagnetic means such as email) and shall discuss appropriate measures. In principle, Shionogi Healthcare shall undertake the recall of the Product and Pixie shall cooperate therewith.

(Right to sell the Product)

Article 11 Shionogi Healthcare shall have the right to sell the Product in Japan under this Agreement. Provided, however, that if Pixie and Shionogi Healthcare agree that the sale of the Product by Pixie will lead to the expansion of the business value of the Product and Pixie directly sells the Product to a third party other than Shionogi Healthcare, the terms and conditions of such sale, including the method of distribution of sales profits from Pixie to Shionogi Healthcare or Shionogi, shall be separately determined through prior consultation.

2

Pixie may entrust operations related to the manufacture and sale of the Product and the provision of the Service to a third party under the conditions determined in accordance with the preceding paragraph after notifying Shionogi Healthcare in advance.

3

Shionogi Healthcare may entrust operations related to the sale of the Product to a third party after notifying Pixie in advance. Provided, however, that the consigning party shall have the third party to assume obligations equivalent to those assumed by the consigning party under this Agreement and shall be responsible for performance of obligations by the said third party.

4

Except for the cases set forth in the preceding two paragraphs, in case that the right to sell the Product (regardless of the name of the subject product) is granted to a third party, the terms and conditions thereof (including, but not limited to, distribution of profit generated from sales of the Product by the third party, treatment of inventory, etc.) shall be determined through prior consultation between Pixie and Shionogi Healthcare.

5	Shionogi Healthcare shall comply with the following matters when conducting sales, etc. of the Product.

(1)	In addition to complying with the instruction manual for the Product, the instruction manual for the Product shall be provided to a customer whenever the Product is sold.

(2)

In the event that the use of the Product should be discontinued due to the occurrence of any reason, such as information about the possibility of causing damage to a person’s body are reported, Shionogi Healthcare shall immediately discontinue the sales, etc. of the Product and immediately notify the other party.

(3)	Reverse engineering, decompilation and disassembly of the Product shall not be conducted.

6	Pixie shall comply with items 1 and 2 of the preceding paragraph when conducting sales, etc. of the Product.

7	Neither Pixie nor Shionogi Healthcare shall sell the Product outside Japan or have a third party sell the Product outside Japan without a prior consent of the other party.

8	Pixie and Shionogi Healthcare shall share information regarding sales channels for the Product at the committee stipulated in Article 20.

9

Shionogi Healthcare may determine the sales price the Product at its own discretion. In addition, the sales price of the Product at the time when Pixie sells the Product in accordance with paragraph 1 of this article, shall also be determined at Pixie’s own discretion.

10

In case that Product subject to this Agreement is added or changed, plans shall be shared in advance at the committee stipulated in Article 20, and commercialization shall be discussed and agreed between Pixie, Shionogi Healthcare and Shionogi.

(Provision of Service)

Article 12 Pixie shall provide the Service to customers who have purchased the Product.

2

In case that Pixie intends to change the contents of the Service from specifications agreed upon in advance between Pixie and Shionogi Healthcare, Pixie shall notify Shionogi Healthcare of at least 45 days prior to such changes. Provided, however, that this shall not apply to changes that require urgency, such as changes necessary to correct defects in the Service. In this case, Pixie shall notify Shionogi Healthcare of the details of such changes as promptly as possible.

3	Pixie shall entrust the services described in the following items to Shionogi Healthcare, and Shionogi Healthcare shall accept to that effect.

(1)

Shionogi Healthcare shall, in the capacity of an agent of Pixie, enter into a contract with a customer relating to the provision of the Service in accordance with a method separately agreed between Pixie and Shionogi Healthcare.

(2)	Shionogi Healthcare shall, in the capacity of an agent of Pixie, receive fees for using the Services from customers in accordance with a method separately agreed between Pixie and Shionogi Healthcare.

(3)	Shionogi Healthcare shall conduct customer services incidental to the services in preceding two items and the sales of the Product.

4

In consideration of services outsourced by Pixie to Shionogi Healthcare in accordance with the preceding paragraph, Pixie shall pay to Shionogi Healthcare consignment fees equivalent to [**]% of usage fees for the Service received by Shionogi Healthcare from customers in accordance with Item 2 of the preceding paragraph. Pixie and Shionogi Healthcare shall review the percentages in the event that the expenses required for provision of the Service and the service usage fees are changed.

5

Pixie shall bill Shionogi Healthcare for an amount equivalent to the usage fee for the Service provided in the relevant month, by using the last day of such month as cutoff day by the third business day of the following month, and Shionogi Healthcare shall transfer such amount to the bank account designated by Pixie by the last day of the month following the month to which the day upon which the bill is received belongs. Transfer fees shall be borne by Shionogi Healthcare. In addition, Pixie may request Shionogi Healthcare to pay such amount after deducting the consignment fees to be paid by Pixie to Shionogi Healthcare in accordance with the preceding paragraph from the aforementioned amount.

6

In case that the total amount is not paid by the due date for payment set forth in the preceding paragraph, Shionogi Healthcare shall pay to Pixie overdue damages calculated at an interest rate of [**]% per annum (on a per-diem basis).

7	The fees for using the Service set forth in Paragraph 3, Item 2 shall be determined by Pixie and agreed upon between Pixie and Shionogi Healthcare.

8	Pixie has the right to audit books, etc. of Shionogi Healthcare relating to the fees for using the Service, and may have such books, etc. audited by a third party with appropriate qualifications.

(Sales Promotion Activities)

Article 13 Shionogi Healthcare shall conduct sales promotion activities relating to the Product and the Service in accordance with the annual sales plan set forth in Article 14. [**]

2

Shionogi Healthcare shall, by the third business day of the month two months after the last month of the current quarter, issue to Pixie invoices indicating the expenses related to sales promotion activities carried out during the current quarter and the payment method for the amount to be paid by Pixie for each quarter from January through March, from April through June, from July through September, and from October through December every year, and Pixie shall transfer the amount stated in the invoice to the bank account designated by Shionogi Healthcare by the last day of the month to which the day upon which the invoice is received belongs. The transfer fee shall be borne by Pixie.

3

In case that Pixie does not pay the total amount claimed by the due date for payment set forth in the preceding paragraph, Pixie shall pay to Shionogi Healthcare overdue damages calculated at an interest rate of [**]% per annum (on a per-diem basis).

4	[**]

5	Pixie and Shionogi Healthcare shall not conduct any of the following acts in carrying out sales promotion activities for the Product and the Service:

(1)	To make a false explanation about the contents, performance, etc. of the Product and the Service;

(2)	To advertise in a manner which is detrimental to the reputation or credit of the other party;

(3)	To commit an act in violation of laws and regulations; or

(4)	In relation to the Service, Shionogi Healthcare shall not grant discounts or special benefits to specific customers without prior consent of Pixie.

6

Pixie and Shionogi Healthcare shall create sales promotion materials to be used for sales promotion activities based on guidelines agreed upon between Pixie and Shionogi Healthcare in advance. Provided, however, that in case that Pixie and Shionogi Healthcare detect that the other party is using inappropriate sales promotion materials, Pixie and Shionogi Healthcare may request the other party to discontinue use of such materials.

7	In principle, Shionogi Healthcare shall respond to inquiries from customers to whom the Product have been sold, and Pixie shall cooperate with such inquiries.

(Sales Plan)

Article 14 The marketing and sales promotion activities under this Agreement shall be conducted in accordance with an annual sales plan. Such annual sales plan shall include the contents of annual activities, market analysis, product strategy (key messages, brand establishment, product features, annual sales forecast for the Product), marketing promotion activities, etc.

2

Pixie and Shionogi Healthcare shall jointly formulate an annual sales plan, and such annual sales plan shall be submitted to the Steering Committee by the last day of November of the previous year for each calendar year after consultation with the Commercial Committee as set forth in Article 20 in order to examine the appropriateness of the annual sales plan. The annual sales plan shall be approved in advance by the Steering Committee by the end of December of the previous year. No annual sales plan shall be effective until approved by the Steering Committee. Provided, however, if the approved annual sales plan needs to be changed based on a reasonable reason, it may be changed after consultation in the Steering Committee.

(Publication)

Article 15 In case that Pixie, Shionogi Healthcare, and Shionogi publicly announce non-public information relating to the Product, the Service, or the Research and Development, Pixie, Shionogi Healthcare, and Shionogi shall discuss the content thereof within a certain period of time in advance and shall do the announcement after obtaining the prior written consent (including electronic or magnetic means such as email) of other parties.

(Licensing of Intellectual Property Right)

Article 16 Pixie, Shionogi Healthcare and Shionogi may implement the Intellectual Property Right owned by each party [**] to the extent necessary to manufacture, sell, and provide the Product and the Service as well as to conduct the Research and Development in accordance with this Agreement. Notwithstanding the above, the economic conditions pertaining to the license between Shionogi Healthcare and Shionogi shall be subject to the agreement between Shionogi Healthcare and Shionogi.

(Trademark)

Article 17 Pixie shall grant to Shionogi Healthcare and Shionogi, [**], the right to use the trademark (hereinafter referred to as the “Trademark (s)”) described in Exhibit 3 “Trademark Inventory” under the following conditions.

(1) Purpose of use:	For sales and provision of the Product and the Service in Japan, and for business promotion of Shionogi Healthcare and Shionogi

(2) Scope of use:	Use in sales promotion materials for the Product and the Service, instruction manuals, packaging for the Product, and company explanatory materials for Shionogi Healthcare and Shionogi

(3) Term:	During the term of this Agreement

2

In case that Pixie, Shionogi Healthcare, and Shionogi have agreed on guidelines in advance with regard to the method of use of the Trademark and have discovered that another party is using the Trademark in an inappropriate manner, Pixie, Shionogi Healthcare, and Shionogi may request correction of the method of use of the Trademark and recall of the subject materials.

3

Shionogi Healthcare and Shionogi shall not, without the prior consent of Pixie, file an application for trademark registration in connection with a trademark identical with or similar to the Trademark, in connection with any designated goods or designated services, and in any country.

4	Shionogi Healthcare and Shionogi shall not dispute the validity of an application for trademark registration or trademark right pertaining to the Trademark.

5

In case that Pixie, Shionogi Healthcare, and Shionogi have discovered that a third party has infringed the Trademark or there is a likelihood thereof, Pixie, Shionogi Healthcare, and Shionogi shall immediately report the fact and details thereof to the other party.

(Implementation of the Research and Development)

Article 18 Pixie and Shionogi shall jointly conduct the Research and Development listed in the following items.

(1)	Details of research and development

(i)	Develop hardware and software necessary for starting business relating to the Product and the Service (hereinafter referred to as the “Development Service”).

(ii)	Perform development for modification, improvement, function addition, etc. of the Product and the Service (hereinafter referred to as the “Additional Development Service”).

(iii).

To promote research on gamma-band electroencephalography stimulation by 40 Hz sound modulation and improvement of cognitive function that is considered to contribute to increasing the business value of the Product (hereinafter referred to as the “Research Service”).

(2)	Role

Pixie:	Upon consultation with Shionogi Healthcare and Shionogi, Pixie shall perform the Development Service, the Additional Development Service, and the Research Service.

Shionogi:	Upon consultation with Pixie, Shionogi shall perform the Additional Development Service and the Research Service.

2

The implementation period of the Development Service shall be from May 1, 2022 to March 31, 2023, and Pixie shall submit to Shionogi a development completion report including the final specifications of the Product and the Service by March 31, 2023.

3

Upon receipt of the development completion report set forth in the preceding paragraph, Shionogi shall immediately confirm the contents thereof and notify Pixie that the confirmation of the said report has been completed within five (5) business days from the date of receipt of the said report. In case, within five (5) business days from the date of receipt of such report by Shionogi, Shionogi does not notify Pixie of its objection to the contents of such report, it shall be deemed that confirmation of such report by Shionogi has been completed.

4

Shionogi shall pay JPY [**] (excluding consumption tax) by transferring the amount to the bank account designated by Pixie by the last day of the month following the month in which the day upon which confirmation of the development completion report has been completed in accordance with the preceding paragraph belongs.

5

In case that the amount of expenses required for the Development Service differs from the amount agreed upon between Pixie and Shionogi in advance, Pixie and Shionogi may change the amount set forth in the preceding paragraph upon mutual consultation and agreement.

6

Shionogi Healthcare and Shionogi may make a request to Pixie for access to accounting documents related to the Development Service, and in such case, Pixie shall accept the request. Pixie shall store the accounting documents related to the Development Service for five (5) years from the time of preparation thereof in accordance with the document management regulations established by Pixie.

7

The Additional Development Work shall be implemented after the completion of the Development Service, and detailed terms and conditions regarding the Additional Development Service, including the cost sharing, treatment of results, and distribution of business profit according to the cost sharing, shall be separately discussed and determined between Pixie, Shionogi Healthcare and Shionogi in light of the Business Alliance and the purpose of cooperation between Pixie and Shionogi until the Business Alliance.

8.

In performing the Research Service, Pixie and Shionogi shall discuss and mutually agree in advance on the outline of the research protocol (purpose, research design, target cases, period, approximate number of cases, primary endpoints, etc.), roles, cost sharing, and guidelines for marketing or messages related to sales of products based on the Research Service.

9.

Notwithstanding the provisions of the preceding paragraph, in relation to the evaluation of the effects of modulation sound stimulation on gamma-band brain waves and psychology, Pixie may independently conduct such evaluation at its own expense and responsibility without the consent of Shionogi, or may conduct such evaluation jointly only with universities. Provided, however, that a protocol relating to such evaluation shall be provided to Shionogi in advance.

10

In case where Pixie or Shionogi notify the other party of the outsourcee in advance, Pixie or Shionogi may outsource part of the Research and Development to a third party. Provided, however, that the party who wishes to outsource shall obligate the third party to assume obligations equivalent to those assumed by such party under this Agreement and shall be responsible for performance of obligations by the said third party.

11

When Pixie and Shionogi conduct the Research and Development, Pixie and Shionogi shall mutually disclose or provide at their own discretion, [**], information, research materials, etc. owned by them that are necessary for the implementation of the Research and Development.

12

During the term of this Agreement, Pixie and Shionogi shall not undertake activities similar to the Research and Development (hereinafter referred to as the “Related Research and Development”) with a third party without prior consent of the other party, nor shall Pixie or Shionogi negotiate or enter into an agreement relating to the Related Research and Development.

(Ownership of Research and Development Result)

Article 19 Except for those stipulated in paragraph 2 of this article, the attribution of results obtained through the Development Service (including intangible deliverables such as intellectual property, intellectual property rights, know-how, data, databases, and programs relating to the Product and the Service, and all results including tangible deliverables such as written specifications, design drawings, design documents, requirements definition documents, and reports ; hereinafter referred to as the “Development Result”) shall be as set forth in the following items :

(1)	The Development Result created solely by an employee in charge of research and development who belongs to either of Pixie or Shionogi shall belong to such party.

(2)

The Development Result jointly created by an employee in charge of research and development belonging to Pixie and an employee in charge of research and development belonging to Shionogi (hereinafter referred to as the “Joint Development Result”) shall be jointly owned by Pixie and Shionogi.

(3)	[**]

2.	[**]

(1)	[**]

(2)	[**]

3	Shionogi Healthcare and Shionogi may use the works set forth in paragraph 2 to the extent necessary for the implementation of a business using the Development Result jointly with Pixie.

4

With regard to results obtained in the Research Service (hereinafter referred to as the “Research Result”), the results of work performed by both Pixie and Shionogi (hereinafter referred to as the “Joint Research Result”) shall be shared by both Pixie and Shionogi, and the results of work performed independently (hereinafter referred to as the “Independent Research Result”) shall belong to the party who performed such work. [**]

5.

Ownership of the Intellectual Property Right relating to the Joint Development Result or Joint Research Result (hereinafter referred to as the “Joint Intellectual Property Right”) shall be [**]% by each of Pixie and Shionogi.

6	In case that Pixie and Shionogi apply for the Joint Intellectual Property Right, such application shall be made jointly after separately entering into a joint application agreement.

7

Unless otherwise provided for in a joint application agreement, Pixie and Shionogi shall bear the costs related to the application, etc. set forth in the preceding paragraph according to their ownership in the Joint Intellectual Property Right.

8

Pixie and Shionogi shall not transfer, pledge as collateral, or grant a license to a third party with respect to the Joint Intellectual Property Right without obtaining the prior written consent of the other party.

(Committee)

Article 20 During the term of this Agreement, Pixie, Shionogi Healthcare, and Shionogi shall establish the three committees listed in the following items in order to discuss and decide necessary matters, such as reporting on the progress of the business pertaining to the Product and the Service, and the progress of the implementation of the Research and Development, and resolving pending matters. Pixie, Shionogi Healthcare, and Shionogi shall separately discuss and determine specific matters such as the rules of proceedings of such committees.

(1)	[**]

(2)	[**]

(3)	[**]

[**]

2

All decisions of the Steering Committee shall be made unanimously. In the event that the members therein fail to reach an agreement in the Steering Committee, Pixie, Shionogi Healthcare and Shionogi shall cause their representative directors or a person designated by the representative directors to promptly consult in good faith with each other to resolve the disagreement.

3

The member of each committee shall make reasonable efforts to maximize the value of the Product. Pixie, Shionogi Healthcare and Shionogi may have observers with expert knowledge participate in each committee in order to facilitate consultation and activities of each committee. Observers have no voting rights in the Steering Committee.

(Non-Competition)

Article 21 Except for cases in which the prior consent of all other parties is obtained, during the term of this Agreement, Pixie, Shionogi Healthcare, and Shionogi shall not, by its own or a third party, sell or provide products or services (excluding the Product and the Service; hereinafter referred to as the “Related Product, etc.”) primarily intended for gamma stimulation by sound.

2

In case that Pixie, Shionogi Healthcare, or Shionogi wishes to commercialize the Related Product, etc., the parties shall discuss in good faith the contents and conditions of the alliance in implementing the commercialization based on the assumption that Pixie, Shionogi Healthcare, Pixie, Shionogi Healthcare, and Shionogi jointly conduct the said commercialization. Provided, however, that in case that Pixie, Shionogi Healthcare or Shionogi does not express its intention to participate in the commercialization of the Related Product, etc. within six (6) months after the commencement of such discussion, the business of the Related Product, etc. may be implemented only by the party who desires such commercialization.

3

In accordance with the proviso of the preceding paragraph, in case that Shionogi Healthcare or Shionogi implements business of the Related Products, etc. without cooperating with Pixie, Shionogi Healthcare or Shionogi shall pay to Pixie a royalty equivalent to [**]% of profit obtained through implementation of such business for twenty (20) years from the commencement date of such business.

4

In accordance with the proviso of paragraph 2, in case that Pixie independently implements business related to the Related Product, etc. Pixie shall pay to Shionogi Healthcare or Shionogi a royalty equivalent to [**]% of profit obtained through implementation of such business for 20 years from the commencement date of such business.

5

The rate and payment period of the royalty set forth in paragraphs 3 and 4 may be changed if an agreement is made through mutual consultation between Pixie, Shionogi Healthcare, and Shionogi taking into consideration the respective contributions of Pixie, Shionogi Healthcare, and Shionogi until the commercialization of the Related Product, etc.

(Responses to Disputes, etc.)

Article 22 The problems and disputes relating to the Products or the Services that arise between Pixie, Shionogi Healthcare, or Shionogi and customers (hereinafter referred to as the “Disputes, etc.”) shall be dealt in accordance with the followings.

(1)

In the event of any Dispute, etc. concerning the sale, promotion activities or after-sales service of the Product and the Service (including any dispute arising from any inconsistency between information provided to customers for promotion activities and the Product or the Service), the parties involved in such Dispute, etc. shall resolve such Dispute, etc. at their own responsibility and expense. The party involved in the Dispute, etc. shall share the facts and details of the Dispute, etc. with other parties in the committee set forth in Article 20.

(2)

In case that the Dispute, etc. relating to the Product or the Service itself occurs between Shionogi Healthcare or Shionogi and a customer, Shionogi Healthcare or Shionogi shall immediately notify Pixie of such fact and the content thereof, and shall discuss measures to be taken. If such Dispute, etc. is caused by inconsistency between the contents of the Product or the Service and specifications agreed upon in advance between Pixie, Shionogi Healthcare, and Shionogi, or is caused by a defect in the Product or the Service, Pixie shall resolve such Dispute, etc. at its own responsibility and expense.

(3)

In case that the Dispute, etc. relating to infringement of intellectual property rights held by a third party has occurred, Pixie and Shionogi shall discuss responses. In case that such Dispute, etc. has occurred between Shionogi Healthcare and a customer, Shionogi Healthcare shall immediately notify Pixie and Shionogi of the fact and details thereof, and Shionogi Healthcare shall not independently negotiate, resolve, or otherwise take any other measures.

(Compensation for Damages)

Article 23 In case that damage has been caused to another party in relation to this Agreement, Pixie, Shionogi Healthcare, or Shionogi shall be liable for compensation for such damage.

2

Except as otherwise provided in this Agreement, the liability of Pixie, Shionogi Healthcare, and Shionogi in connection with this Agreement shall be limited to actual direct and ordinary damage, and Pixie, Shionogi Healthcare, and Shionogi shall not be liable for damage arising from special circumstances, loss of profits, damage to data, programs, or other intangible property, except for damage arising from willful misconduct or gross negligence.

3

The upper limit of the liability of Pixie, Shionogi Healthcare, and Shionogi in relation to an individual agreement shall be the contract amount set forth in the individual agreement relating to the cause of damage regardless of whether it is due to default, legal non-conformity of contract liability, unjust enrichment, tort, or other cause of claim, excluding those due to willful misconduct or gross negligence.

4

Pixie, Shionogi Healthcare, and Shionogi shall be liable for any damage incurred by a third party in connection with the sale, promotion activities, or after-sales service of the Product conducted by another party, except where it has acted intentionally or with gross negligence on its part.

5

In case that another party has breached or is likely to breach this Agreement, Pixie, Shionogi Healthcare, and Shionogi may file a petition for an injunction against such breach or a provisional disposition establishing a provisional status for such injunction.

(Confidentiality)

Article 24 The term “Confidential Information” as used in this Agreement shall mean information that the Disclosing Party (meaning a party that discloses or provides information (hereinafter referred to as the “Disclosure, etc.”) under this Agreement; the same shall apply hereinafter) discloses the Receiving Party (meaning the party who receives the Disclosure, etc. under this Agreement; the same shall apply hereinafter) with specifying the information as confidential for the purpose of the Business Alliance (regardless of the form and medium of Disclosure, etc.), including the Disclosing Party’s plan, proposal, or other content to be negotiated or discussed between Pixie and Shionogi Healthcare, information discovered for the purpose of the Business Alliance or results (including results newly created based on the Business Alliance), technology, manufacturing method, form, invention, program, device, method, design, drawing, circuit diagram, pattern diagram, plan, device, procedure, prototype model, process, commercial distribution, sales, operations, financial affairs, organization, or any other information presented by the Disclosing Party to the Receiving Party. Provided, however, “Confidential Information” shall also include information that has been disclosed, etc. orally or in any other form or medium in which it is difficult to indicate that the information is confidential due to its nature, information that was communicated to the Receiving Party at the time of Disclosure, etc. and information that was delivered or notified by the Disclosing Party to the Receiving Party in writing containing the Confidential Information or by electromagnetic means such as email to the effect that the information is confidential within 14 days after the Disclosure, etc.

2	Notwithstanding the provisions of the preceding paragraph, information that falls under any of the following items shall be excluded from the Confidential Information:

(1)	Information that had already been publicly known at the time of the Disclosure, etc. by the Disclosing Party or information that had already been known to the Receiving Party;

(2)	Information has become public knowledge due to reasons not attributable to the Receiving Party after the Disclosure, etc. by the Disclosing Party;

(3)	Information that has been lawfully obtained from a third party with the authority to make Disclosure, etc. without any obligation of confidentiality;

(4)	Information that has been confirmed by the Disclosing Party in writing that there is no need to maintain confidentiality in relation to such information; or

(5)	Information that has independently been developed by the Receiving Party without using Confidential Information.

3

The Receiving Party shall keep the Confidential Information strictly confidential and shall not use the Confidential Information for any purpose other than the Business Alliance nor disclose or leak the Confidential Information to any third party without the prior written consent of the Disclosing Party.

4

Notwithstanding the provisions of the preceding paragraph, the Receiving Party may disclose Confidential Information to the extent necessary to comply with laws and regulations or with an enforceable disposition such as an order by a court, a government agency, or any other public agency (excluding cases where such disposition is not an obligation). Provided, however, that in such case, the Receiving Party shall promptly notify the Disclosing Party of such disclosure and shall follow the instructions of the Disclosing Party to the extent reasonable.

5

The Receiving Party shall clearly separate all documents and media relating to the Confidential Information as well as copies thereof from other materials or articles, etc. and shall keep them with the care of a good manager.

6

The Receiving Party may disclose the Confidential Information to its officers or employees and its group companies who need to know the Confidential Information for the purpose of the Business Alliance, only to the extent necessary for the Business Alliance, and after making the persons who have access to the Confidential Information aware that the Confidential Information is confidential. In such case, the Receiving Party shall impose obligations equivalent to the confidentiality obligations under this Agreement on the officers or employees who received the Disclosure, etc., and strictly instruct and supervise the officers or employees who received the Disclosure, etc. not to use the Confidential Information for purposes other than the purpose of the Business Alliance, or to disclose or leak the Confidential Information to a third party.

7

In case that it is necessary for the Business Alliance, the Receiving Party may disclose Confidential Information to experts such as certified public accountants, tax accountants, lawyers, patent attorneys or judicial scriveners who are obligated to maintain confidentiality under laws and regulations.

8

The Receiving Party may duplicate the documents recording media, etc. describing or containing the Confidential Information to the extent necessary for the purpose of the Business Alliance, unless the Disclosing Party prohibits such duplication in advance. Such duplications shall also be included in the Confidential Information.

9

Upon termination or cancellation of this Agreement, the Receiving Party shall, without delay and in accordance with the instruction of the Disclosing Party, return, delete, destroy or otherwise dispose of the Confidential Information, documents and recording media containing the Confidential Information, and all copies thereof retained by the Receiving Party or a third party who has been disclosed by the Receiving Party, at the expense of the Receiving Party.

10

Disclosure of the Confidential Information by the Disclosing Party to the Receiving Party shall not imply, express or implied, the grant or establishment of any right to use, license or license or assignment of the Confidential Information and any intellectual property rights relating to the Confidential Information.

11

The Receiving Party shall not itself commit an act that infringes on the rights or interests of the Disclosing Party with regard to the Confidential Information disclosed by the Disclosing Party, such as reverse engineering, decompilation, disassembly, or the filing of patent applications, utility model registration applications, design registration applications, or trademark registration applications domestically and internationally, nor shall the Receiving Party allow any third party, including officers, employees and subsidiaries of the Receiving Party to commit such act.

(Treatment of Personal Information)

Article 25 Pixie, Shionogi Healthcare, and Shionogi shall appropriately manage personal information (meaning the “Personal Information” as set forth in Article 2, Paragraph 1 of the Act on Protection of Personal Information (hereinafter referred to as the “Personal Information Protection Act”)) in connection with the implementation of business relating to the Product and the Service in accordance with the Act on Personal Information Protection Law, relevant laws, regulations and guidelines, taking appropriate security control measures, the Personal Information Protection Law its own responsibility.

2	Pixie, Shionogi Healthcare, and Shionogi may mutually audit management systems for personal information.

3

In case that Pixie, Shionogi Healthcare, and Shionogi acquire personal information that may be shared with other parties, Pixie, Shionogi Healthcare, and Shionogi shall obtain consent regarding the sharing of personal information at their own responsibility.

(Legal Compliance)

Article 26 Pixie, Shionogi Healthcare, and Shionogi shall comply with all relevant laws and regulations related to performance of this Agreement, including the Act on Prohibition of Private Monopolization and Maintenance of Fair Trade.

(Term)

Article 27 This Agreement shall become effective on the date of this Agreement and remain in force until September 20, 2024. Provided, however, that this Agreement shall be renewed for one (1) year under the same terms and conditions, and the same shall apply thereafter, unless Pixie, Shionogi Healthcare or Shionogi notifies all other parties to the intention not to renew this Agreement with a reasonable reason at least six (6) months prior to the expiration of the term of this Agreement.

2

Pixie, Shionogi Healthcare, and Shionogi hereby agree to terminate the Original Agreement on the date hereof. If any provision which remains in effect after the termination of the Original Agreement is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall prevail.

3

The provisions of Article 24 shall remain in force for five (5) years from the termination date of this Agreement, and the provisions of Article 4, Paragraphs 4, 5, and 7, Article 8, Paragraph 3, Article 9, Article 10, Article 12, Paragraph 6, Article 13, Paragraph 3, Article 19, Article 21, Paragraphs 3 and 4, Article 22, Article 23, Article 28, and Articles 31 through 36 shall remain in force even after the termination of this Agreement.

(Treatment after Termination)

Article 28 In case that this Agreement is terminated due to expiration, cancellation, or termination, Pixie, Shionogi Healthcare, and Shionogi shall cooperate with each other to appropriately and promptly implement measures necessary for continuing to provide the Service to existing customers, such as transfer of customer information, maintenance environment, and business.

2	The treatment of stock after the termination of this Agreement shall be determined through separate consultation between Pixie and Shionogi Healthcare and Shionogi.

3

In case that Pixie, Shionogi Healthcare or Shionogi wishes to continue the business relating to the Product and the Service even after the termination of this Agreement, Pixie, Shionogi Healthcare or Shionogi may continue to use the information and assets used under the Business Alliance.

4

In case that Shionogi Healthcare or Shionogi implements business relating to the Product and the Service without cooperating with Pixie in accordance with the preceding paragraph, Shionogi Healthcare or Shionogi shall pay to Pixie a license fee in the amount equivalent to [**]% of profit obtained through implementation of such business for twenty (20) years from the termination of this Agreement.

5

In case that Pixie independently implements business related to the Product and the Service in accordance with paragraph 3, Pixie shall pay to Shionogi Healthcare or Shionogi a license fee in the amount equivalent to [**]% of profit obtained through implementation of such business for twenty (20) years from the termination of this Agreement.

6

The rate and payment period of the license fee set forth in paragraphs 4 and 5 may be changed if agreed upon through mutual consultation between Pixie, Shionogi Healthcare and Shionogi, taking into consideration the respective contributions of Pixie, Shionogi Healthcare and Shionogi in business relating to the Product and the Service.

(Force Majeure)

Article 29 Neither party shall be liable for any delay in performance or impossibility of performance in whole or in part of this Agreement (excluding monetary claims) due to earthquake, typhoon, tidal wave, volcanic eruption or other acts of God, war, riot, civil commotion, terrorist acts, accidents in transportation facilities or communication lines, etc., acts of government or governmental agencies, epidemics of infectious diseases, or other force majeure. Provided, however, that the party affected by such event shall promptly notify the other party of the occurrence of such event and shall make its best efforts for recovery.

2

In case that there exist reasonable grounds to believe that it is difficult to achieve the purpose of the Business Alliance due to occurrence of the events set forth in the preceding paragraph, Pixie may terminate this Agreement in whole or in part through mutual consultation between Pixie, Shionogi Healthcare and Shionogi.

(Termination of this Agreement)

Article 30 In case that any of the events listed in the following items occurs to the other party (s), Pixie, Shionogi Healthcare, and Shionogi may immediately terminate this Agreement in whole or in part by giving written notice to all other parties without the need for demand to perform the obligations thereof.

(1)	When the other party breaches this Agreement and fails to remedy such breach within twenty (20) business days after receipt of a notice to remedy such breach;

(2)

When the other party has suspended payments or become unable to pay debts, or when a petition for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings or any other similar proceedings has been filed;

(3)	If a bill or check drawn or accepted is dishonored, or if a transaction suspension order of a bill clearing house or any other similar measure is imposed;

(4)

In case that an order for provisional attachment or provisional disposition has been issued and its effect continues for 15 days or more, or in case that a petition for attachment or auction has been filed;

(5)	In the case of dissolution (excluding the case of merger), commencement of liquidation, or transfer of the whole (including substantially the whole) of the business to a third party; or

(6)	In case that business is suspended or business license or business registration is cancelled by the supervisory government agency.

2	The termination under the preceding paragraph shall be effective for the future.

3

In the event that it becomes impossible to achieve the purpose of the Business Alliance for any reason not attributable to either party, Pixie, Shionogi Healthcare, and Shionogi may terminate this Agreement by mutual agreement in writing.

4

In the case that any of the items of paragraph 1 is applicable, Pixie, Shionogi Healthcare, and Shionogi shall automatically forfeit the benefit of time and pay any and all monetary debts owed to the other party without notification or demand from such other party, and Pixie, Shionogi Healthcare, and Shionogi shall immediately pay such debts.

(No Assignment)

Article 31 A party hereto may not assign, pledge or otherwise dispose of the contractual status of this Agreement or any rights or obligations hereunder to any third party without the prior written consent of all other parties hereto.

(Exclusion of Anti-Social Forces)

Article 32 For the purposes of this Agreement, “Anti-Social Forces” means an organization that is likely to encourage members of an organized crime group (including members of its constituent organizations) to collectively or habitually engage in violent illegal acts, etc. The same shall apply hereinafter.), a member of an organized crime group (meaning a member of an organized crime group; the same shall apply hereinafter), a person for whom five years have not passed since he / she ceased to be an organized crime group member, a quasi-member of an organized crime group (meaning a person who has a relationship with an organized crime group other than an organized crime group member and who is likely to commit a violent unlawful act, etc. based on the power of the organized crime group, or a person who cooperates or is involved in the maintenance or operation of an organized crime group by providing funds or arms, etc. to an organized crime group or an organized crime group member ; the same shall apply hereinafter), a company associated with an organized crime group (meaning a company in which an organized crime group member is substantially involved in its management, a quasi-member of an organized crime group or a company managed by a former organized crime group member that is likely to actively cooperate or is involved in the maintenance or operation of an organized crime group by providing funds to an organized crime group, or a company that actively uses an organized crime group to cooperate or is involved in the maintenance or operation of an organized crime group by providing funds to an organized crime group, etc.), a corporate racketeer, etc. (meaning a person who is likely to coerce or commit a violent unlawful act, etc. to a company, etc. in pursuit of an unlawful gain), a social movement, etc. advocate (meaning a person who is likely to commit a violent unlawful act, etc. in pursuit of an unlawful gain by disguising or posing as a social movement or political activity), or a special intelligence violent group, etc. (meaning a group or individual other than those listed above who has a relationship with an organized crime group, uses its power or has a financial connection with an organized crime group, and serves as the core of structural injustice), or other persons equivalent thereto.

2

Each party to this Agreement shall include any member of the other party, including any corporate officer, employee (whether regular, non-regular, part-time or dispatched), counselor, consultant or other advisor. Hereinafter collectively referred to as the “Member” is found to be the Anti-Social Forces, the Company may terminate this Agreement without the need for any demand or notice.

3

A party to this Agreement may terminate this Agreement without any demand or notice if it is found that the other party falls under the Anti-Social Forces or that the other party has a relationship falling under any of the following items.

(1)	There is a relationship in which management is deemed to be controlled by the Anti-Social Forces;

(2)	There is a relationship where the Anti-Social Forces are deemed to be substantially involved in the management of the company;

(3)

There is a relationship in which it is found that Anti-Social Forces are being used unjustly, such as for the purpose of acquiring an illicit gain for itself or a third party, or for the purpose of causing damage to a third party;

(4)	There is a relationship that is deemed to be involved in providing funds or benefits to the Anti-Social Forces; or

(5)	An officer or a person who is substantially involved in management has a relationship with the Anti-Social Forces that should be socially criticized.

4

A party to this Agreement may terminate this Agreement without the need for any demand or notice, etc., in the event that the Member of another party commits any act that falls under any of the following items either personally or through the use of a third party:

(1)	Act of violent demand;

(2)	Unreasonable demands beyond legal responsibility;

(3)	Use of intimidating words or deeds or use of violence in connection with transactions;

(4)	Spreading rumors, using fraudulent means or force to damage the credibility of the parties to this Agreement or their related parties, or to interfere with the business thereof; or

(5)	Other acts similar to any of the preceding items.

5

In the event that a party to this Agreement terminates this Agreement pursuant to the provisions of the preceding three paragraphs, it shall not be required to compensate or compensate for any damages suffered by the other party to whom this Agreement terminated. If any damage is caused to the terminating party due to such termination, the terminated party shall compensate the terminating party for such damage.

(Entire Agreement)

Article 33 This Agreement constitutes the entire agreement between the parties hereto with respect to the matters contained and supersedes any prior agreements, representations and understandings, whether oral or written, between the parties with respect to the matters herein contained.

(Severability)

Article 34 In the event that this Agreement or any provision hereof, or any part thereof, is held to be invalid or unenforceable, this Agreement or the remaining provisions hereof and the remaining part of any provision so held to be invalid or unenforceable in part shall continue in full force and effect, and the parties hereto shall endeavor to amend such invalid or unenforceable provision or part to the extent necessary to make it lawful and enforceable so as to secure the purport of such invalid or unenforceable provision or part and its equal legal and economic effect.

(Governing Law and Jurisdiction)

Article 35 This Agreement shall be governed by the laws of Japan, and with regard to any dispute arising in relation to this Agreement (including conciliation proceedings by a court), the district court having jurisdiction over the location of the head office of the defendant shall be the court with exclusive jurisdiction in the first instance.

(Consultation)

Article 36 Matters not provided for in this Agreement and questions of interpretation shall be resolved through consultation between the parties in good faith, in addition to compliance with laws, regulations and custom.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, and each party hereto shall retain one (1) copy of this Agreement in the case where each party hereto has affixed its name and seal or has applied electromagnetic processing in lieu thereof, and each party hereto shall retain one (1) copy of this Agreement in the case where each party has affixed its name and seal or electromagnetic records in the case where such party has applied electromagnetic processing.

March 10, 2023

Pixie:	2-20-5, Kanda-Misakicho, Chiyoda-ku, Tokyo

Pixie Dust Technologies, Inc.

Yoichi Ochiai, Representative Director

[Stamped Seal]

Shionogi Healthcare:	2-6-18 Kitahama, Chuo-ku, Osaka-shi

Shionogi Healthcare Co., Ltd.

Satoru Yoshimoto, President and Representative Director

[Stamped Seal]

Shionogi:	3-1-8 Doshomachi, Chuo-ku, Osaka-shi

Shionogi & Co., Ltd.

Isao Teshirogi, Representative Director

[Stamped Seal]

Exhibit 1

Transaction Conditions

[**]

Exhibit 2

Product Specifications

[**]

Exhibit 3

Trademark Inventory

Trademark 1	kikippa

Type of trademark	Characters

Application number for trademark registration	JP 2022-143111

Trademark 2

Type of trademark	Figure

Application number for trademark registration	JP 2023-001707